ENVIROSTAR, INC.
2015 EQUITY INCENTIVE PLAN

NOTICE OF GRANT
AND
RESTRICTED STOCK AGREEMENT

Notice is hereby given that you, the undersigned Participant, have been granted the number of shares of Common Stock of EnviroStar, Inc. (the “Company”) set forth below (“Shares”), subject to the terms and conditions of the EnviroStar, Inc. 2015 Equity Incentive Plan (the “Plan”) and this Notice of Grant and Restricted Stock Agreement, including the attachments hereto (collectively, this “Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

Participant:
Shares Granted:
Grant Date:

Vesting Schedule:

By signing below, you accept this grant of Shares and you hereby represent that you: (i) agree to the terms and conditions of this Agreement and the Plan; (ii) have reviewed the Plan and this Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; and (iv) agree to accept as binding, conclusive, and final all of the Committee’s decisions regarding, and interpretations of, the Plan and this Agreement, in accordance with the terms and conditions of the Plan.

AGREED TO AND ACCEPTED BY THE PARTICIPANT:

Name:
Date:
Social Security No.:
Address:

ENVIROSTAR, INC.
2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1.       Grant of Restricted Stock. The Company has granted to you, the Participant, the number of Shares specified in the Notice of Grant on the preceding page (the “Notice of Grant”), subject to the following terms and conditions. In consideration of such grant, you agree to be bound by the terms and conditions of this Agreement and of the Plan.

2.       Forfeiture Restrictions; Release of Shares; Acceleration Upon Death or Disability. Prior to the vesting of the Shares pursuant to the vesting schedule specified in the Notice of Grant or as expressly set forth herein, the Shares shall remain subject to forfeiture. Any and all Shares which remain subject to the forfeiture restrictions from time to time are sometimes hereinafter referred to as “Unreleased Shares.” The forfeiture restrictions shall lapse as to the Shares granted in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Release Date”); provided, however, that (i) in the event of the Participant’s death or Disability (which, for all purposes of this Agreement, shall mean the permanent and total disability of the Participant as defined in Section 22(e)(3) of the Code, or any successor rule or regulation) prior to the occurrence of a Cessation (as defined below), the forfeiture restrictions shall immediately lapse with respect to all Unreleased Shares on the date of the Participant’s death or determination of the Participant’s Disability, as the case may be (in which case the date of the Participant’s death or determination of the Participant’s Disability, as the case may be, shall be deemed a Release Date for purposes of this Agreement), and (ii) no Shares shall be released on any Release Date if, on or prior to the Release Date, (a) the Participant failed to satisfy the performance goals specified in the Notice of Grant, if any (the “Performance Goals”), or (b) a Cessation occurs. For purposes of this Agreement, the term “Cessation” means the cessation of the Participant’s service as an officer, employee, director or consultant of the Company or its Subsidiaries for any reason (including, without limitation, voluntary resignation or involuntary termination) other than the Participant’s death or Disability, it being understood that a Cessation will not be deemed to occur so long as the Participant continues to serve as an officer, employee, director or consultant of the Company or any of its Subsidiaries or as a result of a change in status among officer, employee, director or consultant of the Company or any Subsidiary. Any question as to whether and when a Cessation has occurred shall be determined by the Committee, and its determination shall be final and binding.

3.       Forfeiture of Shares. If Participant fails to satisfy the specified Performance Goals, if any, or a Cessation occurs, then all Unreleased Shares shall be immediately forfeited to the Company without consideration.

4.       Restriction on Transfer. The Participant shall not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of any Unreleased Shares; provided, for the avoidance of doubt, that the foregoing shall not be deemed to restrict or limit in any manner the forfeiture of Unreleased Shares in accordance with the terms hereof.

5.       Retention of Shares. The Company shall retain possession of the share certificates representing the Unreleased Shares, together with attached stock power duly endorsed in blank. The Company shall hold the Unreleased Shares and related stock power until the vesting thereof, at which time the Company shall deliver the share certificate(s) representing the vested Shares to the Participant (or the Participant’s estate, if applicable).

6.       Status of Stock. The Participant agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws or the terms and conditions of this Agreement or the Plan. The Participant further agrees (a) that the certificates representing the Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) that the Company may refuse to register the transfer of the Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws or the terms and conditions of this Agreement or the Plan and (c) that the Company may give related instructions to its transfer agent, if any, to stop registration of the attempted transfer of the Shares.

7.       Stockholder Rights. Subject to the terms hereof, the Participant shall have the rights of a stockholder with respect to the Shares prior to their vesting, including, without limitation, voting rights and the right to receive any dividends declared thereon; provided, however, that stock distributed in respect of the Shares in connection with a stock split or stock dividend shall be subject to the forfeiture restrictions and other terms of this Agreement to the same extent as the Shares and shall be included thereafter as “Shares” for all purposes of this Agreement.

8.       Tax Matters. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Participant understands that for U.S. taxpayers, Section 83 of the Code taxes as ordinary income the difference between the purchase price for the Shares, if any, and the fair market value of the Shares as of the date any restrictions on the Shares lapse. The Participant understands that if he or she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares laps by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of grant. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s to, if the Participant desires to do so, file timely the election under Section 83(b) of the Code.

9.       General.

(a)       This Notice and Agreement shall be governed by and construed under the laws of the State of Florida, without regard to the conflicts of law principles thereof.

(b)       This Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Shares granted to the Participant hereunder. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

(c)       Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, deposited with a reputable courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the Participant at the address set forth in the Notice of Grant or to the Company at its principal executive offices, or, in each case, to such other address as either party may specify in writing by like notice.

(d)       The rights of the Company under this Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company, which may be granted, withheld, conditioned or delayed in the Company’s sole discretion.

(e)       The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f)       Nothing in this Agreement confers or will confer on the Participant any right with respect to continuance of employment or other service, nor will it interfere in any way with any right to terminate or modify the terms of the Participant’s employment or other service at any time.

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STOCK POWER

FOR VALUE RECEIVED I, __________, hereby sell, assign and transfer unto EnviroStar, Inc. _________________________(__________) shares of Common Stock of EnviroStar, Inc. standing in my name of the books of said corporation represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint _____________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Power may be used only in accordance with the Notice of Grant and the Restricted Stock Agreement between EnviroStar, Inc. and the undersigned dated _________.

Dated: _______________, 20___

Signature: ____________________________

Print Name: __________________

INSTRUCTIONS:

Please DO NOT fill in any blanks other than the signature lines.

The purpose of this assignment is to enable the Company to receive the return of the Shares as set forth in the Agreement, without requiring additional signatures on the part of the Participant.